SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING  8/31/2006
FILE NUMBER 811-2729
SERIES NO.: 8

72DD   1  Total income dividends for which record date passed during the period.
          (000's Omitted)
          Institutional Class                                     $ 56,268
       2  Dividends for a second class of open-end company shares
          (000's Omitted)
          Private Investment Class                                $ 24,157
          Personal Investment Class                               $  1,161
          Cash Management Class                                   $ 22,175
          Reserve Class                                           $    482
          Resource Class                                          $ 11,101
          Corporate Class                                         $  2,282

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
       1  Dividends from net investment income
          Institutional Class                                     000.0440
       2  Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Private Investment Class                                000.0410
          Personal Investment Class                               000.0385
          Cash Management Class                                   000.0432
          Reserve Class                                           000.0353
          Resource Class                                          000.0424
          Corporate Class                                         000.0437

74U.   1  Number of shares outstanding (000's Omitted)
          Institutional Class                                    1,812,180
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Private Investment Class                               518,492
          Personal Investment Class                               39,597
          Cash Management Class                                  656,322
          Reserve Class                                           21,888
          Resource Class                                         293,818
          Corporate Class                                         28,720